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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-85839 and No. 333-31360 of Continuus Software Corporation on Form S-8 of our report dated January 26, 2000, except for Note 19 as to which the date is February 10, 2000, appearing in this Annual Report on Form 10-K of Continuus Software Corporation for the year ended December 31, 1999.








DELOITTE & TOUCHE LLP


Costa Mesa, California


March 29, 2000